UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2004

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803
(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On March 17, 2004, RadView Software Ltd., a company organized under the laws of Israel (the “Company”), completed a private placement of its ordinary shares, par value NIS 0.01 (“Ordinary Shares”), additional investment rights to purchase Ordinary Shares (“Additional Investment Rights”) and four series of warrants to purchase Ordinary Shares (“Warrants”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and certain purchasers named therein (the “Purchasers”).

The Company issued 3,333,331 Ordinary Shares to the Purchasers for a purchase price per share of $0.600, or aggregate gross proceeds of approximately $2,000,000.  The Purchasers also received Additional Investment Rights to purchase 3,333,331 Ordinary Shares at an exercise price of $0.810 per share, exercisable from March 11, 2004 until one year after the effective date of the Company’s registration statement on Form S-3 registering resales of the Ordinary Shares issued at the closing of the transaction and the Ordinary Shares underlying the Warrants and Additional Investment Rights (the “Registration Statement”), which the Company is required to file with the Securities and Exchange Commission pursuant to the Purchase Agreement.

In addition, the Purchasers received (i) Warrants to purchase 1,000,000 Ordinary Shares at an exercise price of $0.992 per share, exercisable beginning upon the later of September 11, 2004 or the effective date of the Registration Statement and for 4½ years thereafter, (ii) Warrants to purchase 666,668 Ordinary Shares at an exercise price of $0.873 per share, exercisable beginning upon the later of September 11, 2004 or the effective date of the Registration Statement and for 2 years thereafter, (iii) Warrants to purchase up to 666,664 Ordinary Shares, subject to specified conditions, at an exercise price of $0.992 per share, exercisable beginning upon the later of September 11, 2004 or the effective date of the Registration Statement and for 4½ years thereafter, and (iv) Warrants to purchase up to 666,664 Ordinary Shares, subject to specified conditions, at an exercise price of $0.873 per share, exercisable beginning upon the later of September 11, 2004 or the effective date of the Registration Statement and for 2 years thereafter.  All of the Warrants are subject to customary anti-dilution adjustments.

The Additional Investment Rights and each of the Warrants also provide that if the closing price of the Ordinary Shares on the Nasdaq SmallCap Market or alternative therefor exceeds the exercise price of the Additional Investment Rights or any series of the Warrants by at least 100% for twenty consecutive trading days on which the average daily trading volume of the Ordinary Shares on the Nasdaq SmallCap Market or alternative therefor is at least 250,000 Ordinary Shares (excluding blocks of 25,000 or more Ordinary Shares), the Company may require the Purchasers to exercise their right to purchase Ordinary Shares pursuant to Additional Investment Rights or Warrants the exercise price of which was so exceeded.

Pursuant to the terms of the Purchase Agreement, the Company agreed not to offer, sell or grant any option to purchase Ordinary Shares or securities convertible into Ordinary Shares until 30 trading days after the effective date of the Registration Statement, subject to specified exceptions, and not to file any registration statement (other than the Registration Statement) until the Registration Statement has been declared effective, subject to specified exceptions.

Copies of the Purchase Agreement, the form of Additional Investment Right and the forms of the Warrants issued to the Purchasers are filed as exhibits to this report and are incorporated in this report by reference.

On March 11, 2004, the Company issued a press release announcing that it had entered into a definitive agreement for the transaction.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 10, 2004, by and between RadView Software Ltd. and the purchasers named therein.
10.2	Form of Additional Investment Right.
10.3	Form of Warrant A.
10.4	Form of Warrant B.
10.5	Form of Warrant C.
10.6	Form of Warrant D.
99.1

Press Release issued by RadView Software Ltd. on March 11, 2004 announcing the execution of a definitive agreement for the private placement of ordinary shares, warrants and additional investment rights.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: March 18, 2004	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 10, 2004, by and between RadView Software Ltd. and the purchasers named therein.
10.2	Form of Additional Investment Right.
10.3	Form of Warrant A.
10.4	Form of Warrant B.
10.5	Form of Warrant C.
10.6	Form of Warrant D.
99.1

Press Release issued by RadView Software Ltd. on March 11, 2004 announcing the execution of a definitive agreement for the private placement of ordinary shares, warrants and additional investment rights.